UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

International Business Machines Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Your **Vote** Counts!

INTERNATIONAL BUSINESS MACHINES CORPORATION

2026 Annual Meeting

Vote by April 27, 2026 11:59 PM ET.

For 401(k) Plan shares, vote by April 26, 2026 11:59 PM ET.

INTERNATIONAL BUSINESS MACHINES CORPORATION
1 NEW ORCHARD RD, MD 325
ARMONK, NY 10504

V84070-P45417

You invested in INTERNATIONAL BUSINESS MACHINES CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 28, 2026.**

Get informed before you vote

View the Notice of Meeting, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 28, 2026
1:00 p.m. Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/IBM2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors for a Term of One Year	
	Nominees:	
1a.	Marianne C. Brown	For
1b.	Thomas Buberl	For
1c.	David N. Farr	For
1d.	Alex Gorsky	For
1e.	Michelle J. Howard	For
1f.	Arvind Krishna	For
1g.	Ramon Laguarta	For
1h.	Andrew N. Liveris	For
1i.	F. William McNabb III	For
1j.	Michael Miebach	For
1k.	Martha E. Pollack	For
1l.	Peter R. Voser	For
1m.	Alfred W. Zollar	For
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	For
3.	Advisory Vote on Executive Compensation	For
4.	Approval of 2026 Long-Term Performance Plan	For
5.	Stockholder Proposal Requesting a Change to IBM's Outside Director Stock Ownership Guidelines	Against
6.	Stockholder Proposal Requesting a Right to Act by Written Consent	Against
7.	Stockholder Proposal Requesting a Report on AI Bias	Against
8.	Stockholder Proposal Requesting a Report on Discrimination in Charitable Support	Against

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V84071-P45417